UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2008
Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)

400 North Sam Houston Parkway East, Suite 400 Houston, Texas (Address of principal executive offices)	77060 (Zip Code)
281-618-0400
(Registrant’s telephone
number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On February 4, 2008, the Board of Directors of Helix Energy Solutions Group, Inc. received the resignation of Martin Ferron as Chief Executive Officer and President of the Company effective February 4, 2008. Concurrently, Mr. Ferron resigned from the Company’s Board of Directors. Mr. Ferron remains employed by the Company until the Effective Date as defined in the Separation Agreement described below. He will continue to receive his current annual base salary and benefits until the termination of his employment. Owen Kratz, who currently serves as Executive Chairman of Helix, will resume the role and assume the duties of the chief executive officer and president.
In connection with Mr. Ferron’s resignation, the Company has entered into a Separation Agreement dated February 8, 2008, having the following terms and conditions:
•	A $978,000 payment to Mr. Ferron on or before paid 11 days after the execution of the Separation Agreement.
•	A $607,945 payment to Mr. Ferron 6 months after the execution of the Separation Agreement.
•	A $1,117,665 payment to Mr. Ferron on January 15, 2009.

•	A payment to Mr. Ferron for accrued but on used vacation.
•	Payment of his medical, dental and vision benefits for one year from the date of the Separation Agreement.
•	95,156 shares of previously issued but unvested restricted stock awarded to Mr. Ferron shall vest 10 days after the execution of the Separation Agreement.
•	Nonqualified stock options to purchase 23,178 shares that were previously awarded but unvested shall vest 10 days after the execution of the Separation Agreement and the period of exercisability of such options shall be extended until one year plus 60 days after the execution of the Separation Agreement.
•	The period of exercisability of vested but unexercised nonqualified stock options is extended until one year plus sixty days after the execution of the Separation Agreement.
•	A general release of claims by Mr. Ferron.
•	Termination of Mr. Ferron’s existing employment agreement and all rights and obligations thereunder.
     The descriptions of the provisions of the Separation Agreement are qualified in their entirety by reference to the full and complete terms of such agreement which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 4, 2008, the Board of Directors of Helix Energy Solutions Group, Inc. received the resignation of Martin Ferron as Chief Executive Officer and President of the Company. Concurrently, Mr. Ferron resigned from the Company’s Board of Directors. Owen Kratz, who currently serves as Executive Chairman of Helix, will resume the role and assume the duties of the chief executive officer and president. A description of the terms of Mr. Ferron’s resignation is included under Item 1.01
     A copy of the Company’s press release announcing the resignation of Mr. Ferron is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Number	Description

10.1	Separation Agreement by and between Helix Energy Solutions Group, Inc. and Martin R. Ferron dated February 8, 2008.

99.1	Press Release of Helix Energy Solutions Group, Inc. dated February 4, 2008 reporting resignation of Martin Ferron.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2008

HELIX ENERGY SOLUTIONS GROUP, INC.

	By:	/s/ A. WADE PURSELL
A. Wade Pursell
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

10.1	Separation Agreement by and between Helix Energy Solutions Group, Inc. and Martin R. Ferron dated February 8, 2008.

99.1	Press Release of Helix Energy Solutions Group, Inc. dated February 4, 2008 reporting resignation of Martin Ferron.